Calculation of Filing Fee Tables

424(b)(2)

(Form Type)

MILLICOM INTERNATIONAL CELLULAR S.A.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares (including Common Shares represented by Swedish Depository Receipts) (“SDRs”) (1)	Rule 457(o)			$750,000,000.00	.0000927	$69,525.00
	Other	Rights to Purchase Common Shares (including common shares represented by SDRs) (1)	Other (4)	(4)	(4)	(4)	(4)	(4)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$750,000,000.00		$69,525.00
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$69,525.00 (3)
	Net Fee Due							$0

The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering.

(1)	Consideration for common shares in the form of SDRs may be in foreign currency, though no separate consideration will be received for common shares represented by SDRs.

(2)	A filing fee was previously paid for unsold securities under the Registrant’s Registration Statement on Form F-1 (Registration No. 333-231918) filed on June 3, 2019 (the “F-1 Registration Statement”) and declared effective on June 12, 2019. The F-1 Registration Statement was subsequently withdrawn on August 1, 2019, resulting in $86,164.72 in registration fees paid at the time of filing the F-1 Registration Statement remaining unused. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby applies $69,525.00 of those unused registration fees to offset against the amount due herewith. Accordingly, no registration fee is owed in connection with this prospectus supplement.

(3)	As set forth in footnote (2), $86,164.72 was previously paid in connection with the filing of the F-1 Registration Statement, of which $69,525.00 has been applied to offset the amount due herewith.

(4)	Pursuant to Rule 457(g), no separate registration fee is payable with respect to the rights being offered hereby as the rights are being registered in the same registration statement as the securities being offered pursuant thereto.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed (1)	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed (1)	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Millicom International Cellular S.A.	F-1	333-231918	June 3, 2019		$69,525.00	Equity	Common Shares, par value US$1.50 per share	12,650,000	$710,930,000.00
Fee Offset Sources	Millicom International Cellular S.A.	F-1	333-231918		June 3, 2019						$86,164.72

(1)	The Registrant previously registered $710,930,000.00 in aggregate offering amount of common shares pursuant to the F-1 Registration Statement. The Registrant withdrew the F-1 Registration Statement by filing a Form RW on August 1, 2019, and no securities were sold thereunder.